EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated October 5, 2009 (except for Note I as to which the date is January 6, 2010), relating to the financial statements for the period ended June 30, 2009 of Momentum Healthcare Services, Inc. We also hereby consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
January 6, 2010